UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2020

GameStop Corp.
(Exact name of Registrant as specified in its charter)

Delaware	1-32637	20-2733559
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 Westport Parkway, Grapevine, TX 76051
(817) 424-2000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock	GME	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 12, 2020, the Company held its annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the stockholders voted on: (1) the election of directors; (2) an advisory non-binding resolution regarding the compensation of the Company’s named executive officers; and (3) the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 30, 2021.

First Coast Results, Inc., the independent inspector of the elections (the "Inspector") for the Annual Meeting, delivered its final vote tabulation on June 17, 2020 that certified the voting results for each of the matters that were submitted to a vote at the Annual Meeting. According to the Inspector's final tabulation of voting, stockholders representing 42,886,817 shares, or 66.4% of the Company's common stock outstanding as of the record date for the Annual Meeting, were present in person or were represented by proxy at the Annual Meeting.

Proposal 1: Election of Directors

The Board nominated Jerome L. Davis, Lizabeth Dunn, Raul J. Fernandez, Reginald Fils-Aimé, Thomas N. Kelly Jr., William Simon, George E. Sherman, James Symancyk, Carrie W. Teffner and Kathy P. Vrabeck for election as directors. Hestia Capital Partners, LP, Permit Capital Enterprise Fund, L.P. and their affiliates nominated Paul J. Evans and Kurtis J. Wolf to replace Jerome L. Davis and Thomas N. Kelly Jr. in the slate of director nominations. Accordingly, there were 12 nominees standing for election at the 2020 Annual Meeting for 10 director positions.

Under the plurality voting standard, which applies in a contested election, the 10 nominees who received the most "FOR" votes were elected as directors. Based on the final voting results, the Company's stockholders elected as directors Lizabeth Dunn, Paul J. Evans, Raul J. Fernandez, Reginald Fils-Aimé, George E. Sherman, William Simon, James Symancyk, Carrie W. Teffner, Kathy P. Vrabeck and Kurtis J. Wolf. Each has been elected to serve until the 2021 annual meeting and until his or her successor is elected and qualified. The final voting results for the election of directors, as provided by the Inspector, is set forth below.

Nominee	Votes For	Abstentions
Jerome L. Davis	14,155,899	1,460,654
Lizabeth Dunn	39,970,176	1,446,839
Paul J. Evans	25,783,679	55,526
Raul J. Fernandez	39,959,686	1,457,329
Reginald Fils-Aimé	40,019,511	1,397,504
Thomas N. Kelly Jr.	14,200,937	1,415,616
George E. Sherman	39,998,822	1,418,193
William Simon	39,986,400	1,430,615
James Symancyk	40,007,229	1,409,786
Carrie W. Teffner	40,016,260	1,400,755
Kathy P. Vrabeck	39,990,086	1,426,929
Kurtis J. Wolf	25,224,634	614,571

Proposal 2: Advisory Non-binding Vote on Executive Compensation

Based on the final voting results, the Company’s stockholders approved, on an advisory, non-binding basis, the compensation of the named executive officers of the Company, by the vote indicated below:

Votes For	Votes Against	Abstentions
19,197,150	19,061,403	3,197,195

Proposal 3: Ratification of the Appointment of the Independent Registered Public Accounting Firm

Based on the final voting results, the Company’s stockholders approved the ratification of the Audit Committee’s appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending January 30, 2021, by the vote indicated below:

Votes For	Votes Against	Abstentions
38,870,716	613,708	3,402,393

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMESTOP CORP.
(Registrant)

Date: June 18, 2020	By:	/s/ James A. Bell
Name: James A. Bell Title: Executive Vice President and Chief Financial Officer